CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2026, relating to the financial statements and financial highlights of The Select Sector SPDR® Trust comprising State Street® Communication Services Select Sector SPDR® Premium Income ETF, State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF, State Street® Consumer Staples Select Sector SPDR® Premium Income ETF , State Street® Energy Select Sector SPDR® Premium Income ETF, State Street® Financial Select Sector SPDR® Premium Income ETF, State Street® Health Care Select Sector SPDR® Premium Income ETF, State Street® Industrial Select Sector SPDR® Premium Income ETF, State Street® Materials Select Sector SPDR® Premium Income ETF, State Street® Real Estate Select Sector SPDR® Premium Income ETF, State Street® Technology Select Sector SPDR® Premium Income ETF, and State Street® Utilities Select Sector SPDR® Premium Income ETF for the period ended December 31, 2025, and to the references to our firm under the headings “General Information” and “Financial Highlights” in the Prospectus, and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 23, 2026